September 8, 2020

Office of the Chief Accountant

Securities and Exchange Commission

460 Fifth Street N.W.

Washington, NC 20549

Re: Clinigence Holding, Inc.

Commission File Number 000-53862

Dear Sirs:

We have received a copy of, and are in agreement with, the statements being made by Clinigence Holding, Inc. in Item 4.02 of its Form 8-K executed September 8, 2020 and captioned “Non-reliance on Previously Issued Financial Statements or Completed Interim Review.”

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Sincerely,

Prager Metis CPAs, LLC